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                                                                    Exhibit 99.3
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                                CACHEFLOW, INC.
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                                   AGREEMENT
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          Agreement entered into as of this ___th day of December, 2000 between
CacheFlow, Inc. a Delaware corporation ("Corporation") and ((Name)),
("Optionee").

          Whereas, the Corporation retained the services of Optionee and Optionee performed services for the Corporation and, in consideration of the services, the Corporation has this day granted Optionee an option to purchase shares of the Common Stock of the Corporation.

          NOW, THEREFORE, it is agreed as follows:

Item 44.  Grant of Option.  Optionee has been granted an option, subject to and
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upon the terms and conditions set forth in the Notice of Grant of Stock Option
("Grant Notice") and Option Agreement ("Option Agreement") as of the grant date set forth in the Grant Notice. Nothing in this Agreement shall be deemed to modify the terms of the Grant Notice.

Item 45.  Successors and Assigns.  The provisions of this Agreement shall inure
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to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

Item 46.  Governing Law.  The interpretation, performance, and enforcement of
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this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              CACHEFLOW, INC.

                              By:_____________________________________________
                              Title:__________________________________________
                              Address:________________________________________
                              ________________________________________________
                              OPTIONEE:

                              ________________________________________________
                              (Signature)
                              ________________________________________________
                              <<Name>>
                              Address:________________________________________


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